EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Digital Ally, Inc. of our report dated April 6, 2020, relating to the consolidated financial statements of Digital Ally, Inc. as of and for the year ended December 31, 2019, appearing in the Annual Report on Form 10-K of Digital Ally, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RBSM LLP

Larkspur, California

May 21, 2020